                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           CITADEL HOLDING CORPORATION

                              A Nevada Corporation

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           CITADEL HOLDING CORPORATION

                              A Nevada Corporation


                                TABLE OF CONTENTS


                                                                                     Page
                                                                                     ----
ARTICLE I          STOCKHOLDERS.....................................................    1
  Section 1      Annual Meeting.....................................................    1
  Section 2      Special Meetings...................................................    1
  Section 3      Notice of Meetings.................................................    1
  Section 4      Place of Meetings..................................................    2
  Section 5      Stockholder Lists..................................................    2
  Section 6      Quorum; Adjourned Meetings.........................................    2
  Section 7      Voting.............................................................    2
  Section 8      Proxies............................................................    3
  Section 9      Action Without Meeting.............................................    3
  Section 10     Certain Limitations................................................    3

ARTICLE II         DIRECTORS........................................................    3
  Section 1      Management of Corporation..........................................    3
  Section 2      Number, Tenure, and Qualifications.................................    3
  Section 3      Chairman and Vice Chairman of the Board............................    4
  Section 4      Vacancies; Removal.................................................    4
  Section 5      Annual and Regular Meetings........................................    4
  Section 6      First Meeting......................................................    4
  Section 7      Special Meetings...................................................    5
  Section 8      Business of Meetings...............................................    5
  Section 9      Quorum; Adjourned Meetings.........................................    5
  Section 10     Committees.........................................................    5
  Section 11     Action Without Meeting; Telephone Meetings.........................    6
  Section 12     Special Compensation...............................................    6

ARTICLE  III       NOTICES..........................................................    7
  Section 1      Notice of Meetings.................................................    7
  Section 2      Effect of Irregularly Called Meetings..............................    7


  Section 3      Waiver of Notice......................................................   7

ARTICLE  IV        OFFICERS............................................................   8
  Section 1      Election..............................................................   8
  Section 2      Chairman and Vice Chairman of the Board...............................   8
  Section 3      President.............................................................   8
  Section 4      Vice-President........................................................   8
  Section 5      Secretary.............................................................   8
  Section 6      Assistant Secretaries.................................................   9
  Section 7      Treasurer.............................................................   9
  Section 8      Assistant Treasurers..................................................   9
  Section 9      Compensation..........................................................   9
  Section 10     Removal; Resignation..................................................   9

ARTICLE  V         CAPITAL STOCK.......................................................  10
  Section 1      Certificates..........................................................  10
  Section 2      Surrendered; Lost or Destroyed Certificates...........................  10
  Section 3      Regulations...........................................................  11
  Section 4      Record Date...........................................................  11
  Section 5      Registered Owner......................................................  11

ARTICLE  VI        GENERAL PROVISIONS..................................................  11
  Section 1      Registered Office.....................................................  11
  Section 2      Checks; Notes.........................................................  11
  Section 3      Fiscal Year...........................................................  12
  Section 4      Stock of Other Corporations or Other Interests........................  12
  Section 5      Corporate Seal........................................................  12
  Section 6      Annual Statement......................................................  12
  Section 7      Dividends.............................................................  12
  Section 8      Conflicts of Interest.................................................  13

ARTICLE  VII       INDEMNIFICATION.....................................................  13
  Section 1      Indemnification of Officers and Directors, Employees and Agents.......  13
  Section 2      Insurance.............................................................  13
  Section 3      Further Bylaws........................................................  14

ARTICLE  VIII      AMENDMENTS..........................................................  14
  Section 1      Amendments by Stockholders............................................  14
  Section 2      Amendments by Board of Directors......................................  14

                              AMENDED AND RESTAED

                                   BYLAWS/1/

                                      OF

                          CITADEL HOLDING CORPORATION

                             A Nevada Corporation


                                  ARTICLE  I
                                 STOCKHOLDERS

Section 1  Annual Meeting


     Annual meetings of the stockholders, commencing with the year 2000, shall be held each year within 150 days of the end of the fiscal year on the third Thursday in May if not a legal holiday, and if a legal holiday, then on the next secular day following at ten o'clock a.m., or such other date and time as may be set by the Board of Directors/2/ from time to time and stated in the notice of the meeting, at which the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2  Special Meetings

     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman or Vice Chairman of the Board or the President, and shall be called by the Chairman, Vice Chairman or President at the written request of a majority of the Board of Directors or at the written request of stockholders owning outstanding shares representing a majority of the voting power of the Corporation. Such request shall state the purpose or purposes of such meeting.

Section 3  Notice of Meetings

     Written notice of stockholders meetings, stating the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by statute. Business transacted any special meeting of the stockholders shall be limited to the purpose or purposes stated in the notice.


---------------------
/1/ These Amended and Restated Bylaws are hereinafter referred to as the Bylaws.

/2/ The "Board" and "Board of Directors" are hereinafter used in reference to the Board of Directors of Citadel Holding Corporation.

Section 4  Place of Meetings

     All annual meetings of the stockholders shall be held in the County of Los Angeles, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5  Stockholder Lists

     The officer who has charge of the stock ledger of the Corporation shall prepare and make, not less than ten nor more than sixty days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any proper purpose germane to the meeting, during ordinary business hours for a period not less than ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6  Quorum; Adjourned Meetings

     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.
If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7  Voting

     Except as otherwise provided by statute or the Articles of Incorporation or these Bylaws, and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given matter by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such matter. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

Section 8  Proxies

     At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy, proxy revocation or power of attorney to vote shall be used at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting; provided, however, nothing contained herein shall prevent any stockholder from attending any meeting and voting in person. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 9  Action Without Meeting

     Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes governing the Corporation or of the Articles of Incorporation require a different proportion of voting power to authorize such action in which case such proportion of written consents shall be required. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 10  Certain Limitations

     The Board of Directors shall not, without the prior approval of the stockholders, adopt any procedures, rules or requirements which restrict a stockholders right to (i) vote, whether in person, by proxy or by written consent; (ii) elect, nominate or remove directors; (iii) call a special meeting; or (iv) to bring new business before the stockholders, except as may be required by applicable law.

                                  ARTICLE  II
                                   DIRECTORS

Section 1  Management of Corporation

     The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2  Number, Tenure, and Qualifications

     The number of directors, which shall constitute the whole board, shall be five. The number of directors may from time to time be increased or decreased to not less than one nor more than ten by action of the Board of Directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of the stockholders and, except as provided in Section 4 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3  Chairman and Vice Chairman of the Board

     The directors may elect one of their members to be Chairman of the Board of Directors and one of their members to be Vice Chairman of the Board of Directors. The Chairman and Vice Chairman shall be subject to the control of and may be removed by the Board of Directors. The Chairman and Vice Chairman shall perform such duties as may from time to time be assigned to them by the Board of Directors.

Section 4  Vacancies; Removal

     Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of no less than two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by written consent filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

     If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5  Annual and Regular Meetings

     Annual and regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada that has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation, annual and regular meetings shall be held at the registered office of the Corporation. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 6  First Meeting

     The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event of the failure of the stockholders to fix the time and place of such first meeting, or in the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 7  Special Meetings

     Special meetings of the Board of Directors may be called by the Chairman or Vice Chairman of the Board or the President upon notice to each director, either personally or by mail or by telegram. Upon the written request of a majority of the directors, the Chairman or Vice Chairman of the Board or the President shall call a special meeting of the Board to be held within two days of the receipt of such request and shall provide notice thereof to each director, either personally or by mail or by telegram.

Section 8  Business of Meetings

     The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 9  Quorum; Adjourned Meetings

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board of Directors in a regular meeting.

     A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time, without notice other than announcement at the meeting, until a quorum is present.

     Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place are fixed at the meeting adjourned.

Section 10  Committees

     The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least one or more directors of the Corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to amend the Articles of Incorporation, to adopt an agreement or plan of merger or consolidation, to recommend to the stockholders a sale, lease or exchange of all or substantially all of the Corporation's assets, to recommend to the stockholders dissolution or revocation of dissolution, or to amend these Bylaws, and, unless the resolution or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

     The committees, if required by the Board, shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 11  Action Without Meeting; Telephone Meetings

     Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Nothing contained in these Bylaws shall be deemed to restrict the powers of members of the Board of Directors, or any committee thereof, to participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment whereby all persons participating in the meeting can hear each other.

Section 12  Special Compensation

     The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director as fixed by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like reimbursement and compensation for attending committee meetings.

                                 ARTICLE  III
                                    NOTICES

Section 1  Notice of Meetings

     Whenever, under the provisions of the Articles of Incorporation or applicable law or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholders, at his address as it appears on the records of the Corporation, postage prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Notices of meetings of stockholders shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. Personal delivery of any notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2  Effect of Irregularly Called Meetings

     Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3  Waiver of Notice

     Whenever any notice whatever is required to be given under the provisions of the statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE IV
                                   OFFICERS

Section 1  Election

     The officers of the Corporation shall be elected annually at the first meeting by the Board of Directors held after each annual meeting of the stockholders and shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, and such other officers with such titles and duties as the Board of Directors may determine, none of whom need be directors. The President shall be the Chief Executive Officer, unless the Board designates the Chairman of the Board as Chief Executive Officer. Any person may hold one or more offices and each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or is removed in the manner as hereinafter provided for such term as may be prescribed by the Board of Directors from time to time.

Section 2  Chairman and Vice Chairman of the Board

     The Board of Directors at its first annual meeting after each annual meeting of the stockholders may choose a Chairman and Vice Chairman of the Board from among the directors of the Corporation. The Chairman of the Board, and in his absence the Vice Chairman, shall preside at meetings of the stockholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 3  President

     The President shall be the chief operating officer of the Corporation, shall also be a director and shall have active management of the business of the Corporation. The President shall execute on behalf of the Corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the Corporation.

Section 4  Vice-President

     The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice-President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 5  Secretary

     The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 6  Assistant Secretaries

     The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 7  Treasurer

     The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

     If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

Section 8  Assistant Treasurers

     The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 9  Compensation

     The Board of Directors shall fix the salaries and compensation of all officers of the Corporation.

Section 10  Removal; Resignation

     The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors, or any member of a committee, may be removed at any time, with or without cause, by the Board of Directors by a vote of not less than a majority of the entire Board at any meeting thereof or by written consent. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

     Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

                                  ARTICLE  V
                                 CAPITAL STOCK

Section 1  Certificates

     Every stockholder shall be entitled to have a certificate signed by the Chairman or Vice Chairman of the Board of Directors, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such person in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such stock; provided, however, that except as otherwise provided in NRS 78.242, in lieu of the forgoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of the various classes or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 2  Surrendered; Lost or Destroyed Certificates

     The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the

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Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3  Regulations

     The Board of Directors shall have the power and authority to make all such rules and regulations and procedures as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.

Section 4  Record Date

     The Board of Directors may fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5  Registered Owner

     The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                  ARTICLE  VI
                              GENERAL PROVISIONS

Section 1  Registered Office

     The registered office of the Corporation shall be in the County of Clark, State of Nevada. The principal office of the Corporation shall be located in the County of Los Angeles, State of California.

     The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

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Section 2  Checks; Notes

     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3  Fiscal Year

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4  Stock of Other Corporations or Other Interests

     Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such other attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of the Corporation to attend and to act an vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary or other such attorneys or agents may also execute and deliver on behalf of the Corporation, powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by the Corporation.

Section 5  Corporate Seal

     The corporation will have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 6  Annual Statement

  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by a vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 7  Dividends

  Dividends upon the capital stock of the Corporation, subject to the provision of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation.

  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute and sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property or the Corporation, or for such

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other purpose or purposes as the directors believe to be in the interest of the
Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8  Conflicts of Interest

  In the event of any proposed transaction which would result in the merger of the Corporation with or into any other company or entity, or the sale, dividend, spin-off or transfer of all or substantially all of the assets of the Corporation, whether in one or more related transactions (a "Covered Transaction"), such Covered Transaction shall require the approval of a two-thirds majority of the Board of Directors after a review and written report of the terms and fairness of such transaction have been conducted and prepared by a special committee of the Board appointed to conduct such review. Such special committee shall consist of not less than two directors and shall be composed entirely of directors who are neither employees, directors, officers, agents or appointees or representatives of any company or entity affiliated with any party to the Covered Transaction, other than the Corporation. Such special committee is authorized to retain such professional advisors, including investment bankers, attorneys, and accountants as it may determine, in its sole discretion, to be appropriate under the circumstances.

                                 ARTICLE  VII
                                INDEMNIFICATION

Section 1  Indemnification of Officers and Directors, Employees and Agents

     Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom that person is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the NRS from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The expenses of officers, directors, employee or agents incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article VII.

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

Section 2  Insurance

     The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3  Further Bylaws

     The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada.

                                 ARTICLE  VIII
                                  AMENDMENTS

Section 1  Amendments by Stockholders

     The Bylaws may be amended by the stockholders at any annual or special meeting of the stockholders by a majority vote, provided notice of intention to amend or repeal shall have been contained in the notice of such meeting.

Section 2  Amendments by Board of Directors

     The Board of Directors at any regular or special meeting by a majority vote may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws, which shall not be amended by the Board of Directors.

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                           CERTIFICATE OF SECRETARY

     I, the Undersigned, hereby certify that I am the duly elected and qualified Secretary of Citadel Holding Corporation, a Nevada corporation (the "Company"), and that the foregoing Bylaws, consisting of 17 pages (including cover page and table of contents), constitute the code of Amended and Restated Bylaws of the Company as duly adopted by the unanimous written consent of the Board of Directors as of November 19, 1999.

     In Witness Whereof, I have hereunto subscribed my name this       day of
1999.


                             ________________________________________________
                                   , Secretary